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                                                                    EXHIBIT 10.6

                         FIRST FIDELITY BANCORPORATION
             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
             -----------------------------------------------------

1.   PURPOSE

     The purpose of the First Fidelity Bancorporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide an opportunity for non-employee members of the Board of Directors of First Fidelity Bancorporation or any subsidiary or affiliated company which adopts this Plan with the approval of First Fidelity Bancorporation (collectively, the "Company") to defer cash compensation which they otherwise would be entitled to receive for personal services rendered in their capacity as Directors of the Company. The Plan is intended as a means of maximizing the effectiveness and flexibility of each of these Director's compensation arrangements, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service on the Company's Board of Directors (collectively, the "Board").

2.   EFFECTIVE DATE

     The effective date of the Plan shall be July 1, 1988.

3.   ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") which shall have the sole authority to adopt any and all rules and regulations for carrying out the Plan, and to interpret and implement its provisions. The Committee shall be comprised of the Chairman, the President and the Vice Chairman of First Fidelity Bancorporation and any equivalent positions as may be designated from time to time by First Fidelity Bancorporation's chief executive office, none of whom shall be eligible to participate in the Plan.

4.   ELIGIBILITY

     Any member of the Board who is not an officer or employee of the Company ("Non-Employee Director") shall be eligible to participate in the Plan.
     Any such Director shall be a Plan participant as of the effective date of the Director's first election to defer cash compensation in accordance with paragraph 5, and the Director's status as a participant shall continue until the date of last payment pursuant to paragraph 7 of the Plan.

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5.   ELECTION TO DEFER

     (a) In General: Each new nominee for election as Non-Employee Director, and each individual currently serving as such, shall be entitled to make an irrevocable election, in accordance with the terms of this paragraph 5, to defer receipt of all or a part of the cash compensation (annual retainers, per-meeting fees and any other cash payments) otherwise payable to the Director in respect of a calendar year during which the Director will be serving on and attending meetings of the Board and its committees. An election to defer may be terminated at any time by a written request filed with the Committee and shall be effective immediately with respect to any amounts not already earned. A termination of an election to defer will not have any effect on amounts previously deferred. An election to defer may be modified as to the amount to be deferred and the form and manner of payment with respect to future cash compensation. A modified election may be made at any time but shall not be effective until the January 1 following the receipt of the modified election by the Committee.

     (b) Effective Date of Election: If made by a new nominee for election as Non-Employee Director, the election to defer shall be effective as to compensation to be earned during the balance of the first calendar year of service as Director, and shall not be effective unless the new nominee is actually elected and unless the election to defer is made and received in writing by the Committee prior to commencement of the term for which the Director is elected. If made by an individual currently serving a term as Non-Employee Director, the election to defer shall be effective as to compensation to be earned during the succeeding calendar year of service as Director, and shall not be effective unless made and received in writing by the Committee prior to January 1 of such calendar year. If made with respect to the year in which the Plan is initially adopted by First Fidelity Bancorporation or any subsidiary or affiliated company, by an individual currently serving a term as Non-Employee Director, the election to defer shall be effective as to compensation to be earned during the balance of such year of initial Plan adoption if the election is received in writing by the Committee prior to the commencement of the period for which the election is to be effective.

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     (c)  Manner of Election:  The Committee shall provide all Directors entitled to make the election to defer with an election form. The form must be completed in full in order for the election to be effective. This election shall include the following items:

          (1) The amount to be deferred, expressed as a percentage of the total compensation to become payable during the calendar year in question, which percentage shall be either 50% or 100%;

          (2) The number of annual installments for the payment of the deferred compensation, which number shall not exceed ten;

          (3)  The date of the first annual installment payment; and

          (4) The manner of payment to the participant's beneficiary or estate in the event of the participant's death.

6.   UNIT ACCOUNT AND INTEREST ACCOUNT

     (a) In General: There shall be established for each participant a unit account and interest account. The amount of compensation which the participant has elected to defer shall be credited to each account as of the January 1, April 1, July 1, or October 1 (the "Valuation Date") that such compensation otherwise would have been payable to the participant in accordance with paragraph 6(c) and 6(d).

     (b) Unsecured Obligations: Neither the unit account nor the interest account shall be trusteed, funded or secured nor shall they be part of any escrow arrangement or sheltered from the Company's general creditors. The accounts of each participant shall be an obligation solely of the company for which the personal services were performed. If more than one company is involved, separate accounts will be maintained. Moreover, neither account nor any payment to be made from them (as provided in paragraph 7) shall represent any obligations on the part of the Company other than unsecured obligations; nor shall any Director be entitled, by reason of being a participant in this Plan, to any status other than that of an unsecured creditor against the general assets of the Company.

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     (c)  Unit Account and Dividends:  Each participant's unit account shall be credited as of each Valuation Date with the number of units, including fractional units, equal to the number of shares of First Fidelity Bancorporation common stock that could be purchased by 50% of the amount of compensation earned for the calendar quarter ending on the day prior to the Valuation Date and which the participant elected to defer under paragraph 5(a) on the basis of the average Fair Market Value of that stock during the twenty consecutive trading days immediately preceding the Valuation Date. For the purposes of this Plan, "Fair Market Value" shall mean, as of any date, the average of the closing bid price and the closing asked price of the First Fidelity Bancorporation common stock as reported by the National Association of Securities Dealers Automated Quotation System with respect to such date, or if the stock is listed on a national securities exchange or quoted in the National Market listings of the National Association of Securities Dealers on such date, the closing price of the stock on such date. In addition, the total amount of dividends or other distributions that would have been payable on the number of units credited to a participant's unit account as of the immediately prior Valuation Date, if those units had been actual shares of First Fidelity Bancorporation common stock, and that have a record date during the quarter preceding any given Valuation Date, shall be credited to a participant's unit account as of such given Valuation Date. The amount of such dividends or other distributions credited to a participant's unit account shall be immediately converted to additional units in accordance with the first sentence of this paragraph 6(c). A unit shall appreciate or depreciate in value in accordance with the appreciation or depreciation in value of one share of First Fidelity Bancorporation common stock as determined in paragraph 6(e).

     (d) Interest Account and Rate of Interest: Each participant's interest account shall be credited as of each Valuation Date with 50% of the amount of compensation earned for the calendar quarter ending on the day prior to the Valuation Date and which the participant elected to defer under paragraph 5(a). In addition, interest shall be credited on a monthly basis with respect to the amount in each participant's interest account during each calendar quarter. The rate of interest to be credited during a calendar quarter shall

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       equal the stated rate of interest on the 90-day United States of America
       Treasury Bills sold most recently prior to or on the first day of the applicable calendar quarter. Interest shall continue to be credited to a participant's interest account until final payment from the account has been made in accordance with paragraph 7.

   (e) Valuation and Statement of Accounts: The value of each participant's unit account and interest account, including the amount of appreciation gains or losses on the units and the interest credited to the interest account pursuant to paragraphs 6(c) and 6(d) respectively, shall be determined as of each Valuation Date. The value of a unit shall be the average Fair Market Value as defined in paragraph 6(c) of one share of First Fidelity Bancorporation common stock over the twenty consecutive trading days immediately preceding the Valuation Date.

7. PAYMENT OF DEFERRED COMPENSATION ACCOUNTS.

   (a) In General: No withdrawal or payment shall be made from a participant's unit or interest account, except as provided in this paragraph 7.

   (b) Date of and Form of First Payment: The value of a participant's accounts shall be payable in cash in annual installments as elected by the participant in accordance with paragraph 5. One-half of each installment shall be made from each account. The appropriate number of units, where applicable, shall be converted to cash as of each Valuation Date preceding the payment of each installment.

   (c) Payment Schedule: The amount of the first installment payment shall be a fraction of the combined value of the participant's accounts computed in accordance with paragraph 6(e) on the preceding Valuation Date, the numerator of which is one and the denominator of which is the total number of installments elected in accordance with paragraph 5. The amount of each subsequent payment shall be a fraction of the combined value of the participant's accounts on the Valuation Date preceding each subsequent installment payment date, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.



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   (d)  Designation of Beneficiary:  A participant may, at any time, in writing to the Committee, designate one or more beneficiaries to receive payments in the event of death in such proportion or amounts as designated by the participant. In the absence of a designation of a beneficiary, the participant's accounts will be paid to the participant's estate. A participant may, at any time, in writing to the Committee, change a designation of beneficiary.

   (e) In Event of Death: In the event of a participant's death before the participant has received all of the installment payments to which the participant is entitled under the Plan, payment shall be made in accordance with the participant's election required under paragraph 5.

        In the event the participant had elected to receive payment in one installment, the value of the participant's account shall be determined as of the Valuation Date immediately following the participant's death, and such amount shall be paid in a single payment to the participant's beneficiary as soon as reasonably possible thereafter.

        Notwithstanding the foregoing, a participant may elect to change the form or manner in which payments shall be made to any beneficiary or to the participant's estate provided such election is made no later than the end of the calendar year immediately preceding the year in which the participant has elected to commence receiving benefits under the Plan. In addition, a participant may not make any election under this paragraph more than once each calendar year.

   (f) In Event of Financial Hardship: A participant may request in writing that the Committee distribute all or a portion of the participant's unit and interest accounts due to a demonstrated financial hardship prior to the time for payment previously elected under paragraph 5. Financial hardship may include, but is not limited to, education expenses for dependents, home purchase, major medical expenses or major uninsured losses. The Committee may request such information as it deems necessary and proper for it to determine the existence of a financial hardship.


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    8.  AMENDMENT, SUSPENSION OR TERMINATION

        This Plan may at any time or from time to time be amended, suspended or terminated by the Board of Directors of First Fidelity Bancorporation; provided, however, that no amendment, suspension or termination shall, without the consent of a participant, adversely affect the amount in a participant's unit or interest account as of the Valuation Date immediately preceding such amendment, suspension or termination. Any subsidiary or affiliated company sponsoring this Plan may terminate its participation in the Plan by action of its board of directors.

    9.  NON-ASSIGNABILITY

        No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

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[FIRST FIDELITY LOGO]

                           BOARD OF DIRECTORS MEETING
                         FIRST FIDELITY BANCORPORATION
                                  MAY 21, 1992

      RESOLVED, that Section 7(f) of the First Fidelity Bancorporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") be, and it hereby is, amended to read in its entirety as follows:

      "(f) In Event of Financial Hardship: A participant may request in writing that the Committee distribute all or a portion of the participant's unit and interest accounts (OTHER THAN THAT PORTION OF THE PARTICIPANT'S UNIT ACCOUNT CONSISTING OF SHARES CREDITED FOR COMPENSATION EARNED AFTER THE DATE HEREOF, PLUS DIVIDENDS THEREON) due to a demonstrated financial hardship prior to the time for payment previously elected under paragraph 5. Financial hardship may include, but is not limited to, educational expenses for dependents, home purchase, major medical expenses of major uninsured losses. The Committee may request such information as it deems necessary and proper for it to determine the existence of a financial hardship."


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[FIRST FIDELITY LOGO]

                           BOARD OF DIRECTORS MEETING
                         FIRST FIDELITY BANCORPORATION
                                  MAY 19, 1994


            RESOLVED, that Section 6 (d) of the First Fidelity Bancorporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") be, and it hereby is, amended to read in its entirety as follows:

            "(d) Interest Account and Rate of Interest:  Each participant's interest account shall be credited as of each Valuation Date with 50% of the amount of compensation earned for the calendar quarter ending on the day prior to the Valuation Date and which the participant elected to defer under paragraph 5 (a). In addition, interest shall be credited on a monthly basis with respect to the amount in each participant's interest account during each calendar quarter. The rate of interest to be credited during a calendar quarter shall equal the stated rate of interest on the 10-YEAR UNITED STATES OF AMERICA TREASURY NOTE sold most recently prior to or on the first day of the applicable calendar quarter. Interest shall continue to be credited to a participant's interest account until final payment from the account has been made in accordance with paragraph 7."